UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 11, 2005

Date of Report (Date of earliest event reported)

Commission File Number: 000-27743

PAC-WEST TELECOMM, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	68-0383568 (I.R.S. Employer Identification No.)

1776 W. March Lane, Suite 250 Stockton, California (Address of principal executive offices)	95207 (Zip Code)

(209) 926-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
INDEX TO EXHIBITS

SECTION 2 — FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On March 11, 2005, Pac-West Telecomm, Inc. (“Pac-West”) completed the previously announced sale of certain assets primarily related to its small- and medium-sized enterprise business (the “SME Business”) to, and the assumption of certain specified liabilities related to the SME Business by, U.S. TelePacific Corp. (“TelePacific”). Pac-West received $26.9 million in connection with the completion of the sale of the SME Business. The sale of the SME Business was made pursuant to the Asset Purchase Agreement, dated December 17, 2004, as amended, by and between Pac-West and TelePacific (the “Purchase Agreement”), the material terms of which were described in Pac-West’s Current Report on Form 8-K dated December 23, 2004.

     Pursuant to the terms of the Payoff Letter, dated December 17, 2004 (the “Payoff Letter”), by and between Pac-West and Deutsche Bank AG — London (“Deutsche Bank”), Pac-West utilized the proceeds of the sale and prepaid in full that certain Senior Secured Promissory Note due December 19, 2006 in the original principal amount of $40,000,000 (the “Senior Secured Note”) given by Pac-West to Deutsche Bank (including all outstanding principal and accrued and unpaid interest), and retired the related warrant to acquire up to 26,666,667 shares of Pac-West’s common stock issued to Deutsche Bank in connection with the Secured Note.

     The descriptions above do not purport to be a complete statement of the parties’ rights and obligations under the Purchase Agreement, the Payoff Letter or other related transaction documents and the transactions contemplated therein. These descriptions are qualified in their entirety by reference to the Purchase Agreement, Payoff Letter and certain other transaction documents, respectively, a copy of each of which is expected to be filed as an exhibit to Pac-West’s Annual Report on Form 10-K for the year ended December 31, 2004.

Item 2.05 Costs Associated with Exit or Disposal Activities.

     On March 11, 2005, Pac-West determined that, in connection with the completion of the sale of the SME Business, it will record net restructuring and other charges of approximately $750,000, primarily consisting of employee separation costs for employees previously associated with the SME Business. Out of this amount, we anticipate that future cash expenditures associated with the separation plan will be approximately $300,000. This separation plan will impact approximately 150 employees, the majority of which were involuntary terminations. We anticipate that the majority of the employees associated with this separation plan will leave their positions by the end of 2005.

     The sale of the SME Business was approved by Pac-West’s board of directors on December 17, 2004. However, Pac-West was unable to make a good faith determination of the restructuring and other charges related to the sale of the SME Business until March 11, 2005, the date that the scope of the separation plan became known with reasonable certainty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAC-WEST TELECOMM, INC.
(Registrant)

Dated: March 17, 2005

By:	/s/ Peggy Mc Gaw
Peggy Mc Gaw
Vice President Finance

INDEX TO EXHIBITS